Exhibit 99.1

Dakota Plains HOLDINGS, INC.

Reports Fourth Quarter and Full Year 2013 Financial Results

Repositions as Operating Company to Manage New, State-of-the-Art Terminal in the Bakken

Strengthens Balance Sheet and Consolidates Reporting

WAYZATA, Minnesota, (March 14, 2014) Dakota Plains Holdings, Inc. (“Dakota Plains” and “DAKP”), (OTCQB: DAKP) today announced financial results for the three and twelve months ended December 31, 2013.

Full Year 2013 Operational Summary

•	The Company repositioned itself from a passive holding company to a company providing management oversight of the construction and the operations of the Pioneer Terminal, a 192 acre site with two 8,300 foot loop tracks each capable of 120 car unit trains, 180,000 barrels of crude oil storage, a high speed loading facility that can accommodate 10 rail cars simultaneously, and transfer stations to receive crude oil from local gathering pipelines and trucks. Nameplate capacity has increased from 30,000 bpd to 80,000 bpd as a result.
•	Transloading joint venture volumes increased approximately 13% compared to 2012 with 8.6 million barrels transloaded in 2013, while construction of the Pioneer Terminal expansion was underway.
•	Marketing joint venture volumes increased approximately 22% compared to 2012 with 9.4 million barrels sold in 2013.
•	Trucking joint venture volumes, which commenced in the fourth quarter of 2012, were 5.6 million barrels in 2013 and the number of trucks increased from 8 to 27.
•	The Company executed a new agreement with UNIMIN Corporation (“UNIMIN”) to construct a 750,000 ton per year frac sand automated terminal, which remains on schedule for completion in May 2014. The facility, whose construction is being funded entirely by UNIMIN, will comprise 8,000 tons of sand storage and four new ladder tracks, with Dakota Plains providing management oversight of the joint venture operations.

Full Year 2013 Financial Summary

•	The Company completed a $15.0 million equity offering, reduced its senior notes from $26.6 million to $7.7 million, and ended the year with positive working capital.
•	The transloading joint venture experienced a 23% increase in net income compared to 2012 primarily as a result of the 13% increase in barrels transloaded.
•	The marketing joint venture recorded a 72% reduction in net income compared to 2012 primarily due to a significant narrowing of the Brent to WTI price spread from March through October 2013.

•	The trucking joint venture recorded a modest income of $130,000 in 2013.
•	Net loss was $(1.7) million compared to a net loss of $(2.0) million in 2012.
•	EBITDA was $2.4 million compared to $11.8 million in 2012, primarily due to a collapsed Brent to WTI pricing spread, Pioneer Terminal expansion, and costs associated with the transition to managing operations.
•	The Company began consolidating reporting of the transloading joint venture at the end of the fourth quarter of 2013, which increases total assets to approximately $87 million and increases stockholders’ equity from $37 million to over $62 million when compared to the equity accounting method applied previously.

Craig M. McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said: “Last year was pivotal for Dakota Plains: we successfully completed the construction of the Pioneer Terminal expansion, transforming our operations in New Town, North Dakota; reduced corporate debt by $19 million; launched our inbound business with a major frac sand supplier; and expanded our organization to provide management oversight of all transloading operations. We accomplished these operational successes amidst a narrow Brent-WTI spread that prevailed over much of the year and negatively impacted returns from our marketing business.”

McKenzie added: ”For 2014 we are focused on increasing throughput rates at Pioneer to achieve our forecast average rate of 45,000 barrels per day and are considering further growth initiatives to leverage the Pioneer asset. We remain committed to improving the predictability and profitability of our marketing business.”

Fourth Quarter 2013 Financial Results

The Company reported net income of $337,000 for the three months ended December 31, 2013, compared to net income of $10.3 million for the three months ended December 31, 2012. The net income for the fourth quarter of 2012 was primarily the result of a gain related to the November 2012 debt restructuring. Income from the Company’s indirect ownership interest in both the transloading and marketing joint ventures were relatively flat for the three months ended December 31, 2013, compared to the three months ended December 31, 2012. General and administrative expenses were $2.5 million for the three months ended December 31, 2013, compared to $0.8 million for the three months ended December 31, 2012. General and administrative expenses were higher due to the non-cash expenses related to share issuances to employees and the board of directors, the additional expenses related to employees hired in 2013, and an increase in professional fees.

Income from the Company’s investment in the transloading joint venture was $0.9 million for the three months ended December 31, 2013, compared to $0.9 million for the three months ended December 31, 2012. The total volume transloaded increased to 2.3 million barrels of crude oil compared to 2.1 million barrels of crude oil for the three months ended December 31, 2012.

Income from the Company’s indirect investment in the marketing joint venture was $1.4 million for the three months ended December 31, 2013, compared to $1.4 million for the three months ended December 31, 2012. The total volume sold for the three months ended December 31, 2013, increased to 2.4 million barrels of crude oil compared to 2.0 million barrels of crude oil for the three months ended December 31, 2012. The increase in barrels sold was offset by a narrow spread between Brent and WTI that continued into the fourth quarter. Income from the Company’s indirect investment in the marketing joint venture during the month of December 2013 was $2.7 million or net income of $3.34 per barrel.

The Company’s indirect investment in the trucking joint venture resulted in a loss of $82,000 for the three months ended December 31, 2013. The trucking joint venture commenced operations in September 2012 and income for the three months ended December 31, 2012, was not recognized. Generally Accepted Accounting Principles (“GAAP”) prohibited the Company from reporting income unless the Company provided financial support to the trucking joint venture, which was not the case. The trucking joint venture hauled 1.7 million barrels of crude oil for the three months ended December 31, 2013, compared to 378,000 barrels of crude oil for the three months ended December 31, 2012. The loss reflects the financing of 27 trucks and 55 drivers employed.

The Company recognized rental income of $78,000 for the three months ended December 31, 2013, compared to $57,000 for the three months ended December 31, 2012. The increase is a result of the Company having secured additional acreage at the end of 2012 and charging it back to the transloading joint venture.

Adjusted EBITDA for the three months ended December 31, 2013, was $97,000 compared to $1.8 million for the three months ended December 31, 2012. The difference was primarily driven by the increase in general and administrative expenses related to share issuances to employees and the board of directors, the additional expenses related to employees hired in 2013, and an increase in professional fees.

Full Year 2013 Financial Results

Net loss for the full year ended December 31, 2013, was $(1.7) million, or $(0.04) per diluted share compared to a net loss of $(2.0) million, or $(0.05) per diluted share for the full year ended December 31, 2012. The net loss for the full year ended December 31, 2013 was driven primarily by the 72% reduction in income from the Company’s indirect ownership interest in the marketing joint venture, as a result of a lower per barrel margin due to the significant narrowing of the Brent to WTI price spread experienced from early March through October and increased legal and insurance expenses. In addition, general and administrative expenses were higher due to the recognition of non-cash expenses related to share issuances to employees and the board of directors, additional expenses related to employees hired in 2013, and an increase in professional fees. The 2012 net loss was mainly driven by the expense related to an embedded derivative. The charge was partially offset by the $14.7 million reported as a gain on extinguishment of debt and by higher income from the Company’s indirect ownership interest in its marketing joint venture.

The Company recognized rental income of $349,000 for the full year ended December 31, 2013 compared to $266,000 for the full year ended December 31, 2012. The increased rental income is a result of the Company having secured additional acreage at the end of 2012 and charging it back to the transloading joint venture.

Income from the Company’s investment in the transloading joint venture was $4.3 million for the year ended December 31, 2013 compared to $3.5 million for the year ended December 31, 2012, a 23% increase. Volume for the year ended December 31, 2013, was 8.6 million barrels of crude oil transloaded compared to 7.6 million barrels for the year ended December 31, 2012, a 13% increase.

Income from the Company’s indirect investment in the marketing joint venture was $3.0 million for the full year ended December 31, 2013, compared to $10.4 million for the full year ended December 31, 2012, a 72% decrease. The marketing joint venture experienced a 22% increase in volume sold (9.4 million barrels of crude oil) during the year ended December 31, 2013, compared to volume sold (7.7 million barrels of crude oil) during the year ended December 31, 2012. The increase in volume sold was offset by lower per barrel margins as a result of significant contraction in the price spread between Brent and WTI from March through October, in addition to increased legal and insurance expenses.

Income from the Company’s indirect investment in the trucking joint venture was $130,000 for the full year ended December 31, 2013. The trucking joint venture hauled 5.7 million barrels of crude oil and increased its trucking fleet to 27 trucks. The trucking joint venture continues to haul crude oil for the marketing joint venture as well as for third parties. The trucking joint venture commenced operations in September 2012, had eight trucks by year-end, and had hauled 407,000 barrels of crude oil for the year.

Adjusted EBITDA for the full year ended December 31, 2013, was $2.4 million compared to $11.8 million in 2012. The decrease in Adjusted EBITDA was primarily due to the decrease in income from the Company’s indirect investment in the marketing joint venture as well as the increase in general and administrative expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with crude oil off take services that include marketing, transloading and trucking of crude oil and related products. Direct and indirect assets include a proprietary trucking fleet, over 1000 railroad tank cars, and the Pioneer Terminal transloading facility centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

- TABLES FOLLOW -

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

ASSETS

	December 31,
	2013	2012
CURRENT ASSETS
Cash and Cash Equivalents	$13,011,608	$2,340,083
Income Tax Receivable	1,120,057	—
Other Current Assets	542,523	30,632
Due from Related Party	2,840,292	81,175
Other Receivables	68,896	—
Deferred Tax Asset	3,728,000	1,414,000
Total Current Assets	21,311,376	3,865,890

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	5,498,501	2,329,660
Terminal	19,813,452	—
Machinery	12,702,655	—
Construction in Progress	7,551,187	—
Other Property and Equipment	6,747,349	45,292
Total Property and Equipment	55,479,993	5,541,801
Less - Accumulated Depreciation	1,810,259	424,833
Total Property and Equipment, Net	53,669,734	5,116,968

PREFERRED DIVIDEND RECEIVABLE	252,057	819,178

INVESTMENT IN DPTS MARKETING, LLC	11,458,836	21,905,797

INVESTMENT IN DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC	—	5,331,599

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	70,399	—

FINANCE COSTS, NET	123,280	184,225

DEFERRED TAX ASSET	153,000	2,441,000

OTHER ASSETS	15,902	—

Total Assets	$87,054,584	$39,664,657

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,286,489	$239,674
Accrued Expenses	1,547,645	232,905
Accounts Payable - Related Parties	722	—
Income Taxes Payable	—	1,028,000
Deferred Rental Income	—	20,679
Total Current Liabilities	9,834,856	1,521,258

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	7,076,332	25,614,683
Promissory Note, Pioneer Project	7,500,000	—
Other Noncurrent Liabilities	16,917	—
Deferred Rental Income	—	165,434
Total Long-Term Liabilities	14,593,249	25,780,117

Total Liabilities	24,428,105	27,301,375

STOCKHOLDERS' EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 100,000,000 Shares Authorized; 54,206,380 and 41,839,433 Issued and Outstanding, Respectively	54,206	41,839
Additional Paid-In Capital	43,836,032	17,432,904
Accumulated Deficit	(6,836,825)	(5,111,461)
Total Equity Dakota Plains Holdings, Inc.	37,053,413	12,363,282
Non-controlling Interest in Subsidiary	25,573,066	—
Total Stockholders' Equity	62,626,479	12,363,282

Total Liabilities and Stockholders' Equity	$87,054,584	$39,664,657

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	Year Ended December 31,
	2013	2012	2011
REVENUES
Rental Income - Related Party	$349,372	$266,483	$314,581

OPERATING EXPENSES
General and Administrative Expenses	8,449,125	2,901,907	3,897,066
Depreciation and Amortization	179,546	165,313	159,275
Total Operating Expenses	8,628,671	3,067,220	4,056,341

LOSS FROM OPERATIONS	(8,279,299)	(2,800,737)	(3,741,760)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	4,312,394	3,511,999	4,236,779
Income from Investment in DPTS Marketing LLC	2,961,671	10,410,596	2,314,279
Income from Investment in Dakota Plains Services, LLC	130,305	—	—
Interest Expense (Net of Interest Income)	(3,630,950)	(29,211,978)	(3,371,812)
Gain (Loss) on Extinguishment of Debt	1,726,515	14,708,909	(4,552,500)
Other Expense	—	—	(2,777)
Total Other Income (Expense)	5,499,935	(580,474)	(1,376,031)

LOSS BEFORE TAXES	(2,779,364)	(3,381,211)	(5,117,791)

INCOME TAX BENEFIT	(1,054,000)	(1,380,541)	(2,007,000)

NET LOSS	$(1,725,364)	$(2,000,670)	$(3,110,791)

Net Loss Per Common Share – Basic and Diluted	$(0.04)	$(0.05)	$(0.09)

Weighted Average Shares Outstanding - Basic and Diluted	42,338,999	39,792,973	35,214,940

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

			Additional	Retained Earnings	Non-controlling	Total
	Common Stock		Paid-In	(Accumulated	Interest In	Stockholders'
	Shares	Amount	Capital	Deficit)	Subsidiary	Equity

Balance - December 31, 2010	30,592,744	$30,592	$2,238,763	$610,013	$—	$2,879,368

Sale of Common Shares at $2.125 Per Share	1,500,000	1,500	3,186,000	—	—	3,187,500

Sale of Common Shares at $4.00 Per Share	500,000	500	1,999,500	—	—	2,000,000

Issuance of Common Shares Related to Consulting Agreements	2,280,000	2,280	2,161,470	—	—	2,163,750

Issuance of Common Share Related to Administrative Services Agreement	2,000	2	4,248	—	—	4,250

Issuance of Restricted Common Shares	600,000	600	(600)	—	—	—

Issuance of Common Shares as a Stock Dividend	1,441,774	1,442	(1,442)	—	—	—

Issuance of Common Shares to Board of Directors	40,000	40	84,960	—	—	85,000

Issuance of Common Shares for Finance Costs	7,500	8	29,992	—	—	30,000

Cash Dividend Paid	—	—	(1,331,619)	(610,013)	—	(1,941,632)

Share-Based Compensation	—	—	425,756	—	—	425,756

Issuance of Common Shares Pursuant to Exercise of Warrants	50,000	50	14,200	—	—	14,250

Warrants Issue Included in Debt Discount	—	—	1,346,816	—	—	1,346,816

Net Loss	—	—	—	(3,110,791)	—	(3,110,791)

Balance - December 31, 2011	37,014,018	37,014	10,158,044	(3,110,791)	—	7,084,267

Acquisition of MCT Holding Corporation	640,200	640	(640)	—	—	—

Issuance of Common Shares Pursuant to Exercise of Warrants	2,386,578	2,387	(2,387)	—	—	—

Share-Based Compensation	—	—	477,604	—	—	477,604

Issuance of Restricted Common Shares	38,437	38	(38)	—	—	—

Issuance of Common Shares Pursuant to Debt Restructure	1,757,075	1,757	6,130,435	—	—	6,132,192

Issuance of Common Shares to Board of Directors	3,125	3	24,997	—	—	25,000

Warrants Issued Included in Debt Discount	—	—	644,889	—	—	644,889

Net Loss	—	—	—	(2,000,670)	—	(2,000,670)

Balance - December 31, 2012	41,839,433	41,839	17,432,904	(5,111,461)	—	12,363,282

Share- Based Compensation	—	—	1,469,442	—	—	1,469,442

Sale of Common Shares at $2.15 per share	7,000,000	7,000	15,043,000	—	—	15,050,000

Issuance of Common Shares Pursuant to Debt Restructure	4,660,535	4,660	10,015,483	—	—	10,020,143

Issuance of Restricted Common Shares	794,063	794	(794)	—	—	—

Issuance of Shares to Executive	62,500	63	234,937	—	—	235,000

Issuance of Warrants Pursuant to Consulting Agreements	—	—	208,663	—	—	208,663

Issuance of Common Shares to Board of Directors	308,108	308	1,139,692	—	—	1,140,000

Common Shares Surrendered	(458,259)	(458)	(567,600)	—	—	(568,058)

Cost of Capital Raise	—	—	(1,139,695)	—	—	(1,139,695)

Creation of Non-controlling Interest in Subsidiary	—	—	—	—	25,573,066	25,573,066

Net Loss	—	—	—	(1,725,364)	—	(1,725,364)

Balance - December 31, 2013	54,206,380	$54,206	$43,836,032	$(6,836,825)	$25,573,066	$62,626,479

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	Year Ended December 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,725,364)	$(2,000,670)	$(3,110,791)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	179,546	165,313	159,275
Amortization of Debt Discount	349,632	58,272	1,346,816
Amortization of Finance Costs	70,728	10,837	—
(Gain) Loss on Extinguishment of Debt	(1,726,515)	(14,708,909)	4,552,500
Loss on Disposal of Property and Equipment	—	—	2,776
Loss on Derivative Liability	—	27,311,802	1,167,500
Deferred Income Taxes	(26,000)	(2,412,000)	(2,010,000)
Share-Based Consulting Fees	299,288	—	2,168,000
Increase (Decrease) in Deferred Rental Income	(24,793)	40,271	(100,546)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	(4,312,394)	(3,511,999)	(4,236,779)
Income from Investment in DPTS Marketing LLC	(2,961,671)	(10,410,596)	(2,314,279)
Income for Investment in Dakota Plains Services, LLC	(130,305)	—	—
Non-cash Rental Income	(12,169)	(42,783)	(80,986)
Amortization of Deferred Rent	(4,083)	—	—
Share-Based Compensation	2,753,817	502,604	510,756
Changes in Working Capital and Other Items, Net of Consolidation of VIE:
Increase in Income Taxes Receivable	(1,120,057)	—	—
Increase in Other Current Assets	(55,986)	(13,876)	(16,756)
Decrease in Due from Related Party	46,018	(81,175)	—
Increase (Decrease) in Accounts Payable	69,318	207,058	(6,184)
Increase (Decrease) in Income Taxes Payable	(1,028,000)	1,028,000	(220,000)
Increase (Decrease) in Accrued Expenses	1,307,740	152,244	80,661
Increase (Decrease) in Deferred Rental Income	(8,062)	(104,485)	12,310
Increase in Other Assets	(15,500)	—	—
Net Cash Used In Operating Activities	(8,074,812)	(3,810,092)	(2,095,727)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(159,621)	(2,116,490)	(788,126)
Cash Received from DPTS Marketing LLC	12,910,000	—	—
Preferred Dividends Received from DPTS Marketing LLC	1,065,753	—	—
Cash Received from Dakota Plains Services, LLC	59,906	—	—
Cash Paid for Investment in Dakota Petroleum Transport Solutions, LLC	(17,500,000)	—	—
Cash Paid for Investment in DPTS Marketing LLC	—	—	(10,000,100)
Cash Received from Dakota Petroleum Transport Solutions, LLC	1,757,896	1,113,463	1,952,210
Cash Received from Consolidation of Dakota Petroleum Transport Solutions, LLC	6,921,264	—	—
Net Cash Provided By (Used In) Investing Activities	5,055,198	(1,003,027)	(8,836,016)

CASH FLOWS FROM FINANCING ACTIVITIES
Finance Costs Paid	(9,783)	(195,062)	—
Common Shares Surrendered	(568,058)	—	—
Proceeds from Issuance of Common Stock - Net of Issuance Costs	13,910,305	—	5,187,500
Proceeds from Exercise of Warrants	—	—	14,250
Cash Paid for Debt Extinguishment Costs	(218,641)	(45,401)	(150,000)
Cash Dividend Paid	—	—	(1,941,632)
Repayment of Promissory Notes	(6,922,684)	(500,000)	—
Proceeds from Promissory Notes	—	6,140,000	—
Proceeds from Promissory Note, Pioneer Project	7,500,000	—	—
Proceeds from Senior Promissory Notes	—	—	3,500,000
Proceeds from Junior Promissory Notes	—	—	5,500,000
Net Cash Provided By Financing Activities	13,691,139	5,399,537	12,110,118

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,671,525	586,418	1,178,375

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	2,340,083	1,753,665	575,290

CASH AND CASH EQUIVALENTS – END OF PERIOD	$13,011,608	$2,340,083	$1,753,665

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$3,085,750	$1,831,353	$858,082
Cash Paid During the Period for Income Taxes	$1,073,308	$3,459	$211,220

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$10,215	$30,800	$30,800
Fair Value of Warrants Issued for Debt Discount	$—	$1,048,889	$1,346,816
Payment of Debt Extinguishment Costs through issuance of Common Stock	$—	$—	$30,000
Satisfaction of Derivative Liability with Common Stock	$—	$6,132,192	$—
Loss on Extinguishment of Debt Related to Derivative Liability	$—	$—	$4,372,500
Promissory Notes Issued to Satisfy Derivative Liability	$—	$11,965,300	$—
Preferred Dividend Receivable	$498,632	$501,370	$317,808
Satisfaction of Promissory Notes through issuance of Common Stock	$10,020,143	$—	$—

Dakota Plains Holdings, Inc.

Reconciliation of Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012	2011
Net Income (Loss)	$337,304	$10,342,009	$(1,725,364)	$(2,000,670)	$(3,110,791)
Add Back:
Income Tax Provision (Benefit)	228,000	5,985,000	(1,054,000)	(1,380,541)	(2,007,000)
Depreciation and Amortization	47,623	41,378	179,546	165,313	159,275
Share Based Compensation - Employees and Directors	323,152	128,644	2,753,817	502,604	510,756
Share Based Compensation - Consultants	18,574	—	299,288	—	2,168,000
Interest Expense	868,775	(7,851)	3,630,950	29,211,978	3,371,812
Gain (Loss) on Extinguishment of Debt	(1,726,515)	(14,708,909)	(1,726,515)	(14,708,909)	4,552,500
Adjusted EBITDA	$96,913	$1,780,271	$2,357,722	$11,789,775	$5,644,552